Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-32875) of Johnson & Johnson of our report dated June 22, 2016 relating to the financial statements of Johnson & Johnson Retirement Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
New York, NY
June 22, 2016